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                                                                    EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Chairman Grant Program of Beyond.com Corporation and the 1999 Non-Qualified Stock Option Plan Beyond.com Corporation of our report dated January 11, 1999 with respect to the consolidated financial statements of Beyond.com Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.



San Jose, California
February 8, 2000